Exhibit 99.1

First Commonwealth Announces Resignation of Edward J. Lipkus, III

as Executive Vice President and Chief Financial Officer

Indiana, PA., August 18, 2009 – First Commonwealth Financial Corporation (NYSE: FCF) announced today that Edward J. Lipkus, III, Executive Vice President and Chief Financial Officer, has resigned from the company effective immediately and will pursue other opportunities. The resignation did not result from any disagreement or concern regarding accounting or financial matters. The company has commenced a search for a new Chief Financial Officer and in the interim, Teresa Ciambotti, Senior Vice President and Controller, will assume the responsibilities of principal financial officer.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.4 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

CONTACT: First Commonwealth Financial Corporation

    Investor Relations: Donald A. Lawry, Vice President 724-349-7220

    Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618